UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On February 17, 2010, the United States Bankruptcy Court for the Southern District of Georgia, Augusta Division, confirmed Debtors' Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, with respect to Morris Publishing Group, LLC and its subsidiaries ("Morris Publishing"), as Debtors.

Under the Plan, the claims and interests of all classes of creditors and equity holders will be unimpaired, except that the claims of the holders of Morris Publishing’s 7% Senior Subordinated Notes Due 2013, in an aggregate principal amount of approximately $278.5 million plus accrued and unpaid interest, will be cancelled in exchange for the issuance of $100 million in aggregate principal amount of new secured notes due in 2014. This reduction of the bondholder debt will be accompanied by a capital contribution of approximately $85 million and a repayment of intercompany indebtedness of approximately $25 million by affiliated entities controlled and owned by the Morris family, resulting in the cancellation of approximately $110 million in aggregate principal amount of Morris Publishing’s Tranche C senior secured debt outstanding under the Amended and Restated Credit Agreement, dated as of October 15, 2009 (the "Credit Agreement"). All paid-in-kind ("PIK") interest accrued on the Tranche C debt will be cancelled.

Morris Publishing expects the effective date of the Plan to be March 1, 2010. Upon the effective date, Morris Publishing expects to use its available cash to repay all of its $19.7 million principal amount of Tranche A senior secured debt plus accrued interest, leaving approximately $6.8 million principal amount of Tranche B debt (plus approximately $400 thousand of accrued PIK interest) remaining outstanding on the $136.5 million aggregate principal amount outstanding under the Credit Agreement. Morris Publishing expects to refinance the Tranche B debt in connection with a new $10 million senior secured working capital facility within 150 days of the effective date of the Plan.

The Debtors’ total assets were approximately $175.5 million and total liabilities were approximately $482.4 million as of September 30, 2009, the most recent date for which financial statements are available. Further information as to the Debtors’ assets and liabilities was included in the Debtors’ Disclosure Statement for Solicitation of Acceptances of a Prepackaged Plan of Reorganization, and is available in Exhibit 99.1 of Morris Publishing’s Form 8-K filed December 14, 2009, and in Morris Publishing’s Form 10-Q for the quarter ended September 30, 2009 filed on November 13, 2009. Said Exhibit and Form 10-Q are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2010	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code